Exhibit 10.14a

                TRUST FOR THE PINNACLE WEST CAPITAL CORPORATION,
                       ARIZONA PUBLIC SERVICE COMPANY AND
                           SUNCOR DEVELOPMENT COMPANY
                           DEFERRED COMPENSATION PLANS


     (a) This Agreement made this 1st day of August, 1996, by and between Pinnacle West Capital Corporation ("Company") and WELLS FARGO BANK OF ARIZONA, N.A. ("Trustee");

     (b) WHEREAS, Company has adopted the nonqualified deferred compensation plans as listed in Appendix (the "Plans").

     (c) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans.

     (d) WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of creditors at Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries, including terminated or retired participants and their beneficiaries, in such manner and at such times as specified in the Plans;

     (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist in meeting its liabilities under the Plans;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1 - Establishment of Trust

     (a) Company hereby deposits with Trustee in Trust Dollars ($ ), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I,
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subchapter  J, chapter 1,  subtitle A of the Internal  Revenue Code of 1986,  as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) Upon a Change of Control, Company shall, as soon as possible, but in no event more than sixty (60) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary, the benefits to which such Plan participants or beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred.

     Section 2 - Payments to Plan Participants and Their Beneficiaries.

     (a) The Administrative Committee appointed by Company's Board of Directors to administer the Plans (the "Committee") shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Unless the Committee advises Trustee that Company elects pursuant to Section 2(c) to make payment of benefits directly to Plan participants, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

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     (b) The entitlement of a Plan  participant or his or her  beneficiaries  to benefits under the Plans shall be determined by the Committee or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries, as they become due under the terms of the Plans. The Committee shall notify Trustee of Company's decision to make payment of benefits directly prior to the time amounts are payable to such participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify the Committee where principal and earnings are not sufficient.

     (d) Notwithstanding the foregoing, but subject to Section 3, if the Board of Directors of Company determines, in its discretion, that it would be in the best interest of Company to terminate and liquidate the Trust, the Board shall so advise Trustee in writing and direct Trustee, in writing, to distribute all of the assets of the Trust to Plan participants and beneficiaries, in payment of the benefits which they have accrued under the Plans as of the termination date of the Trust. Upon receipt of such written direction, Trustee shall liquidate the Trust and distribute its assets to Plan participants and beneficiaries as directed by the Board of Directors.

     (e) Notwithstanding the foregoing, if all or any part of a participant's or beneficiary's benefit under any Plan is determined by the Internal Revenue Service or a state or local taxing authority to constitute taxable income to that participant or beneficiary prior to the date on which such benefits are distributed to the participant or beneficiary, the participant or beneficiary may request a distribution from the Trust sufficient to satisfy any taxes, penalties and interest resulting from such determination, provided that the distribution requested does not exceed the participant's or beneficiary's interest in the affected Plan. The affected participant or beneficiary shall make his request in writing to the Committee prior to a Change in Control and to Trustee after a Change in Control. Upon the Committee's or Trustee's consent to such a request, which consent shall not be unreasonably withheld, Trustee shall, within 90 days of the date on which such consent is granted, distribute to the participant or beneficiary an amount sufficient to satisfy the participant's or beneficiary's federal, state and/or local tax liability, including penalties and interest, attributable to the determination. In the event of such a distribution, any future benefits payable to the participant or beneficiary under the terms of the Plan with respect to which such determination is made shall be offset by amounts

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distributed to the participant or beneficiary under this Section 2(e).

     Section 3 - Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times  during the  continuance  of this  Trust,  as  provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If, at any time, Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the

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aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans  for the  period of such  discontinuance,  less the
aggregate   amount  of  any  payments  made  to  Plan   participants   or  their
beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4 - Payments to Company.

     Except as provided in Sections 2(d) and 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

     Section 5 - Investment Authority.

     Prior to a Change of Control, Trustee shall be subject to the direction of the Committee in the investment, administration and distribution of the assets of the Trust; and the Committee is authorized and empowered, in its sole discretion, to give such directions to Trustee. Neither Trustee nor any other person shall be under any duty to question any such direction of the Committee or to review any securities or other property acquired or held pursuant to the Committee's directions or to make any suggestions to the Committee in connection therewith; and Trustee shall as promptly as possible comply with any directions given by the Committee hereunder. Trustee shall not be liable, to the extent permitted by law, for compliance with any such directions. Should it be necessary to perform some act hereunder, and there is neither direction in this Trust Agreement nor direction of the Committee on file with Trustee, and no direction of the Committee can be obtained after reasonable inquiry, Trustee shall have full power and discretion to act in its own best judgment. All directions of the Committee to Trustee shall be in writing signed by the Committee or by such other person as it shall authorize in writing so to act.

     Subject to the foregoing, and following a Change of Control, in the investment, administration and distribution of the assets of the Trust, Trustee, subject to its duty to apply the proceeds and avails of all assets of the Trust to the purposes specified in the Plans and to the restrictions of applicable law, may perform every act in the management of the Trust which individuals may perform in the management of like property owned by them free of any trust, and may exercise every power with respect to each item of property in the Trust, real and personal, which individual owners of like property can exercise, including by way of illustration, but not by way of limitation, the following powers:

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     (a) To  pledge or  mortgage,  assign,  lease,  contract  to  lease,  grant, exercise, grant or acquire options to purchase or sell, sell for cash or on credit at a private or public sale, convert, redeem, exchange for other securities or other property in which the Trust hereunder may be invested under this Trust Agreement, or otherwise dispose of any securities or other property at any time held by it; no person dealing with Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of liability for interest;

     (b) To settle, compromise, contest or submit to arbitration any claims, debts or damages due or owing to or from the Trust, and to commence or defend suits or legal proceedings, and to represent this trust in all suits or legal proceedings;

     (c) To exercise any conversion privilege or subscription right available in connection with any securities or property at any time held by it; to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held by it; and to do any acts with reference thereto, including the granting and/or exercise of options, making of agreements or subscriptions, and the payment of expenses, deemed to be necessary or advisable in connection therewith, and to hold and retain any securities or other property which Trustee may so acquire;

     (d) To vote any corporate stock belonging to the Trust hereunder and to give proxies or general or limited powers of attorney for the purpose of such voting to other persons with or without power of substitution;

     (e) To tender or exchange any corporate stock belonging to the Trust hereunder;

     (f) To borrow money from Trustee or others, assume indebtedness, extend mortgages and encumber by mortgage or pledge upon such terms and conditions as may be deemed advisable by Trustee;

     (g) To lease property on any terms or conditions and for any term of years although extending beyond the period of the trust hereunder; to manage, insure, administer, operate, repair, improve and mortgage or lease, regardless of any restrictions on leases; to renew or extend or to participate in the renewal or extension of any mortgage or lease, and to agree to the reduction in the interest on any mortgage or other modification or change in the terms of any mortgage, guarantee thereof or lease in any manner and upon such terms

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as may be deemed  advisable;  to alter and partition real estate,  erect or raze improvements, grant easements, subdivide, dedicate to public use;

     (h) To collect the income, rents, issues, profits and increases of the Trust hereunder through such means as are deemed advisable;

     (i) To invest all or a part of the Trust hereunder in interest-bearing deposits with Trustee in its separate corporate capacity, or with any other banking institution affiliated with Trustee, or with any other bank at a reasonable rate of interest, including but not limited to investment in time deposits, savings deposits, certificates of deposit or time accounts;

     (j) To cause any of the investments of the Trust to be registered in its name or in the name of its nominee, any corporation or its transfer agent may presume conclusively that such nominee is the actual owner of any investments submitted for transfer; to combine certificates representing such investments with certificates of the same issue held by Trustee in other fiduciary capacities, or to deposit or to arrange for the deposit of such securities in a qualified central depositary even though, when so deposited such securities may be merged and held in bulk in the name of the nominee of such depositary with other securities deposited therein by any other person, or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a federal reserve bank, but the books and records of Trustee shall at all times show that all such investments are part of the Trust; to make, execute and deliver as Trustee any and all instruments, deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers; to form corporations and to create trusts to hold title to any securities or other property, upon such terms and conditions as are deemed advisable;

     (k) To retain any funds or property subject to dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

     (l) To pay personal and real property taxes, income taxes, transfer taxes and other taxes levied or assessed against the Trust under the law of any jurisdiction, but Trustee shall have the right to contest, protest, and settle the liability of the Trust for any such taxes; and

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     (m) To  perform  any  and  all  other  acts in its  judgment  necessary  or
appropriate  for  the  proper  and  advantageous   management,   investment  and
distribution of the Trust.

     Except as provided below, no enumeration of specific powers herein shall be construed as a limitation on the foregoing general power of Trustee, nor shall any of the powers herein conferred upon Trustee be exhausted by the use thereof but each shall be continuing.

     Notwithstanding any provision to the contrary in this Trust Agreement, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests.

     Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

     Section 6 - Disposition of Income.

     (a) During the term of this Trust, all of the income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7 - Accounting by Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8 - Responsibility of Trustee.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with

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like aims,  provided,  however,  that  Trustee  shall incur no  liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party. Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist in performing any of its duties or obligations hereunder, provided that prior to a Change in Control, Trustee must obtain the consent of Company prior to retaining the services of such persons.

     (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9 - Compensation and Expenses of Trustee.

     Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

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     Section 10 - Resignation and Removal of Trustee.

     (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

     (c) If Trustee resigns or is removed within three (3) years after a Change of Control occurs, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

     (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10(a) or (b). If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11 - Appointment of Successor.

     (a) If Trustee  resigns or is removed in  accordance  with Section 10(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) If Trustee resigns or is removed pursuant to the provisions of Section 10(c) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

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     (c) The  successor  Trustee  need not  examine  the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12 - Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

     (d) This Trust Agreement may not be amended by Company for three (3) years following a Change of Control, as defined in Section 13(d).

     (e) Nothing in this Section 12 shall prevent Company from amending this Trust Agreement, or from taking such other action as it determines may be necessary, to transfer assets and liabilities to another trust in the event of a sale, transfer or other disposition of an Affiliate or a division of Company or an Affiliate, provided that only the assets and liabilities attributable to employees employed by and directors of the affected Affiliate or division and their beneficiaries, as determined by the Board of Directors in its discretion, may be transferred to such trust and provided further that no transfer shall be permitted after a Change of Control has occurred unless the trust to which the assets and liabilities would be transferred is irrevocable and contains the same terms and conditions as this Trust Agreement.

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         Section 13 - Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Arizona.

     (d) For purposes of this Trust, Change of Control shall mean a change in ownership or managerial control of the stock, assets or business of Company resulting from one (1) or more of the following circumstances:

          (1) A change of control of Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether Company is subject to such reporting requirement;

          (2) A change of control in ownership of Company through a transaction or series of transactions, such that any Person (other than an Affiliate) is or becomes the Beneficial Owner, directly or indirectly, of securities of Company representing twenty percent (20%) or more of the combined voting power of Company's then outstanding securities;

          (3) Any consolidation or merger of Company in which Company will not be the continuing or surviving corporation or pursuant to which shares of the common stock of Company would be converted into cash (other than cash attributable to dissenters' rights), securities or other property provided by a Person other than Company or an Affiliate, other than a consolidation or merger of Company in which the holders of the common stock of Company immediately prior to the consolidation or merger have approximately the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

          (4) The shareholders of Company approve a plan or proposal for the liquidation or dissolution of Company;

          (5) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of Company, for any reason, cease to constitute at least a majority thereof, unless the election

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
or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

          (6) Substantially all of the assets of Company and its Affiliates, in the aggregate, are sold or otherwise transferred to Persons that are not Affiliates;

          (7) More than eighty percent (80%) of the stock or substantially all of the assets of an Affiliate are sold or otherwise transferred to a Person or Persons other than Company or Affiliates, provided that any such event shall constitute a Change of Control only with respect to that affected Affiliate and its employees and directors who are Plan participants or their beneficiaries; or

          (8) Significant assets of Company or an Affiliate are sold, transferred or otherwise disposed of to a Person or Persons other than Company or Affiliates and the Board of Directors of Company determines, in its discretion, that such sale, transfer or disposition constitutes a Change of Control, provided that such an event shall only constitute Change of Control with respect to those employees of Company or the affected Affiliate whose employment is directly related to such assets as determined by the Board of Directors of Company, in its discretion.

     For purposes of this Section 13(d),

               (A) "Act" shall mean the Securities and Exchange Act of 1934, as amended from time to time.

               (B) "Affiliate" shall mean a corporation, trade or business under "common control" with Company. "Common control" shall be determined under Code
Section 1563(a).

               (C) "Beneficial Owner" shall have the same meaning as given to that term under Section 13(d) of the Act;

               (D) "Employer" shall mean an Affiliate participating in one (1) or more of the Plans; and

               (E) "Person" shall have the same meaning as given to the term under Sections 13(d) and 14(d)(2) of the Act), but shall not include an employee benefit plan of Company or an Affiliate or an entity organized, appointed or established pursuant to the terms of any such benefit plan.

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
     Section 14 - Effective Date.

     The effective date of this Trust Agreement shall be January 1, 1996.

     IN WITNESS WHEREOF, Company and Trustee have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.



Attest:                                 PINNACE WEST CAPITAL CORPORATION

By  Suzanne W. Debes                    By Faye Widenmann
    --------------------------------       -------------------------------------
Its  Associate Secretary                Its Vice President
    --------------------------------       -------------------------------------



Attest:                                 WELLS FARGO BANK OF ARIZONA, N.A.

By Marcia Wepfer                        By Vanessa Fulton
   ---------------------------------       -------------------------------------
Its Vice President                      Its Assistant Vice President
   ---------------------------------       -------------------------------------

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